Exhibit 99


                           COVENANT TRANSPORT, INC.
                     1998 NON-OFFICER INCENTIVE STOCK PLAN


      1. Purpose and Scope of the Plan. The purpose of this incentive stock plan is to attract and retain the best available non-officer personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company, and to promote the success of the Company's business. Options granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Reload Options, Other Stock Based Awards, or Other Benefits at the discretion of the Board and, if required by the Board, as reflected in the terms of written Award agreements. Incentive Stock Options shall only be granted to Employees. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with an employee's right or the Company's right to terminate the employment or consulting relationship at any time.

      2. Definitions. As used in this Plan, the following definitions shall apply:

            (a) "Award" shall mean Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Reload Options, Other Stock Based Awards, or Other Benefits granted pursuant to the Plan.

            (b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

            (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (d) "Common Stock" shall mean the Class A Common Stock of the Company, par value $.01 per share.

            (e)  "Company"  shall  mean  Covenant  Transport,   Inc.,  a  Nevada
      corporation, or any permitted successor that assumes the obligations under this Plan by agreement or operation of law.

            (f) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

            (g) "Consultant" shall mean any person who is engaged by the Company, Parent, or any Subsidiary to render consulting services and is compensated for such consulting services or any other person determined by the Board to have performed services for or on behalf of the Company which merits the grant of an Award, and any director of the Company whether compensated for such services or not.

            (h) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee



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      shall not be considered  interrupted  in the case of sick leave,  military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

            (i) "Director" shall mean a member of the Board of Directors of the Company, Parent, or any Subsidiary.

            (j) "Employee" shall mean any person, not to include officers and directors, employed by the Company or any Parent or Subsidiary of the Company.

            (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (l)   "Fair Market Value" shall mean:

                  (i) If the Common  Stock is not at the time listed or admitted to trading on a stock exchange, the mean between the lowest reported bid price and the highest reported asked price of the Common Stock in the over-the-counter market on the date the Award is granted, as such prices are reported by The Nasdaq Stock Market or in a publication of general circulation selected by the Board and regularly reporting the market price of the Common Stock in such market; or

                  (ii) If the Common  Stock is at the time listed or admitted to trading on any stock exchange, the mean between the lowest and highest reported sales price of the Common Stock on the date of the grant of the Award on the principal exchange on which the Common Stock is then listed or admitted to trading.

      If no reported quotation or sale of Common Stock takes place on the date in question, the last reported closing sale price of the Common Stock prior to such date shall be determinative.

            (m) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (n) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

            (o) "Option" shall mean a stock option granted pursuant to the Plan.

            (p) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (q) "Other Benefits" shall mean types of Awards granted under this Plan as determined by the Board in addition to those specifically provided.




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            (r) "Other Stock Based  Awards" shall mean awards valued in whole or in part by  reference  to, or  otherwise  based on, the  Company's  Common
      Stock.

            (s) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (t) "Participant" shall mean an Employee or Consultant who receives an Award.

            (u)   "Plan" shall mean this 1998 Non-Officer Incentive Stock Plan.

            (v) "Reload Option" shall mean an Option to purchase for cash or shares a number of shares of Common Stock up to (i) the number of shares of Common Stock used to exercise the underlying option, and (ii) the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying option, in either case through the use of shares of Common Stock or vested options.

            (w) "Restricted Stock" shall mean shares of Common Stock which are subject to the restrictions described in this Plan and such other terms and conditions as the Board may prescribe.

            (x) "Securities Act" shall mean the Securities Act of 1933, as amended.

            (y) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

            (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

      3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of shares which may be optioned, sold, or granted through Awards under the Plan is 200,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject to the Option shall become available for future grant under the Plan, unless the Plan shall have been terminated. Any shares of Restricted Stock which are forfeited shall again be available for Awards under the Plan. Fractional shares shall not be issued. The Board will determine the manner in which fractional share values will be treated. Each Award shall state the total number of shares of Common Stock subject to such Award. Shares issued under the Plan and later repurchased by the Company shall become available for future grant or sale under the Plan.

      4.    Administration of the Plan.

            (a) Procedure. The Plan shall be administered by the Board of Directors of the Company or a committee appointed by the Board in accordance with this Section 4. The



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      Board of Directors may appoint a committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members of the Board, remove members (with or without cause), appoint new members, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

            (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Reload Options concurrently with the grant of any Award of Incentive Stock Options or Nonstatutory Stock Options, Other Stock Based Awards, and Other Benefits; (ii) to determine, upon review of relevant information and in accordance with Section 2.(1) of the Plan, the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with
      Section 8.(a) of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Awards shall be granted and the number of shares to be represented by each Award; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Award granted (which need not be identical) and, with the consent of the holder of the Award, modify or amend each Award; (viii) to accelerate or defer (with the consent of the Participant) the exercise or vesting date of any Award, consistent with the provisions of Section 7 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (c) Effect of Board's Decision. All decisions,  determinations,  and
      interpretations   of  the  Board   shall  be  final  and  binding  on  all
      Participants and any other holders of any Awards granted under the Plan.

      5.    Eligibility.

            (a) Generally. Awards may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Award may, if he is otherwise eligible, be granted an additional Award or Awards.

            (b) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company, Parent, or any Subsidiary) shall not exceed $100,000. If the Fair Market Value (determined as of the date of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any



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      Participant  during any calendar year exceeds  $100,000,  then the Options for the first $100,000 worth of Common Stock to become exercisable in such calendar year shall be Incentive Stock Options and the Options for the amount in excess of $100,000 that become exercisable in that calendar year shall be Nonstatutory Stock Options. In the event that the Code or the regulations promulgated thereunder are amended after the date of the Plan to provide for a different limit on the Fair Market Value of Common Stock permitted to be subject to Incentive Stock Options, such different limit shall be automatically incorporated in this Section 5.(b) and shall apply to any Incentive Stock Options granted after the effective date of such amendment.

            (c) Other Stock Based Awards. The Board shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Common Stock based on certain conditions, including short-term incentives or the issuance of Common Stock in lieu of cash under other incentive or deferred compensation programs of the Company.

            (d) Other Benefits. The Board shall have the right to provide Other Benefits, if the Board believes that such Awards would further the purposes for which this Plan was established.

      6. Term of Plan. The Plan shall become effective upon adoption by the Board of Directors. It shall continue in effect until terminated under Section 14 of the Plan. No Awards of Incentive Stock Options shall be made hereunder after October 14, 2008.

      7. Term of Awards.  The term of each  Incentive  Stock Option shall be ten
(10) years from the date of grant or such shorter term as may be provided in any notice or agreement evidencing such Award; provided, however, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter time as may be provided in the Incentive Stock Option agreement. The foregoing notwithstanding, if the Code or regulations promulgated thereunder are subsequently amended to provide for a different percentage of voting power or maximum option term for Incentive Stock Options, such new limits shall be automatically incorporated in this Section 7 and shall apply to any Incentive Stock Options granted after the effective date of such amendment. The term of each Reload Option shall be equal to the remaining option term of the underlying Option. The term of each Award, if applicable, that is not an Incentive Stock Option or Reload Option shall be determined by the Board and set forth in the agreement or notification relating to Nonstatutory Stock Options, Restricted Stock, Other Stock Based Awards, or Other Benefits.

      8.    Exercise Price and Consideration.

            (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:



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                  (i) In the case of an Incentive Stock Option, any restrictions imposed by the Code at the time of grant, which restrictions currently are as follows:

                        (A) grants to an Employee  who, at the time of the grant
                  of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, shall have a per Share exercise price no less than 110% of the Fair Market Value per Share on the date of grant; or

                        (B) grants to any other  Employee shall have a per Share
                  exercise price no less than 100% of the Fair Market Value per Share on the date of grant.

                  (ii) In the case of Nonstatutory  Stock Options,  at any price per Share determined by the Board.

                  (iii)  In  the  case  of  Reload  Options,   unless  otherwise
            established by the Board, the exercise price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Common Stock on the date the grant of the Reload Option becomes effective.

            (b) Consideration for Restricted Stock, Other Stock Based Awards, and Other Benefits. In the case of Restricted Stock, an award of Restricted Stock may provide that the Participant be required to furnish such consideration for the Award as the Board shall determine, or may be issued in exchange for past services or other legal consideration. An Award of Restricted Stock may provide that such Restricted Stock may be exchanged during the Restricted Period for other Restricted Stock upon such terms and conditions as the Board may permit or shall require. Payment under or a settlement of any Other Stock Based Awards and Other Benefits shall be made in such manner and at such times as the Board may determine.

            (c) Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option or grant of an Award, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised, (iv) vested and exercisable (but unexercised) Options valued at the difference between the exercise price and Fair Market Value of the Shares, or (v) any combination of such methods of payment, or other consideration and method of payment for the issuance of Shares to the extent permitted under the Nevada General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of the consideration may be reasonably expected to benefit the Company.






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      9.    Exercise of Option.

            (a) Generally. Any Option granted under the Plan shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Participant, and as shall be permissible under the terms of the Plan. An Option may not be exercised for a fraction of a Share. Anything to the contrary notwithstanding, each Reload Option is fully exercisable two years from the effective date of grant (or if fewer than two years remain until the termination of this Plan, then such Reload Option shall be exercisable within 90 days prior to termination of the Plan).

            (b) Procedure. An Option shall be deemed to be exercised when written notice of exercise in accordance with Section 22.(c) and (d) hereof (if applicable, in the form required by the Nonstatutory or Incentive Stock Option agreement or notice) has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8 of the Plan. The Company shall issue (or cause to be issued) the stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which may be available, both for purposes of the Plan and for purchase under the Option, by the number of Shares as to which the Option is exercised.

      10.   Conditions and Restrictions Affecting Awards.

      (a)   Certain Events Affecting Exercisability of Incentive Stock Options.

                  (i) Termination of Status as an Employee. With respect to Options that are Incentive Stock Options at the time of grant, in the event of termination of a Participant's Continuous Status as an Employee, such Participant may, but only within three (3) months after such event of termination of a Participant's Continuous Status as an Employee (but in no event later than the date of expiration of the term of the Incentive Stock Option as set forth in Section 7 hereof), exercise his Incentive Stock Option to the extent that he was entitled to exercise it at the date of termination. To the extent that he was not entitled to exercise the Incentive Stock Option at the date of such termination, or if he does not exercise the Incentive Stock Option (which he was entitled to exercise) within the time specified in this Subsection 10.(a) the Incentive Stock Option shall terminate.

                  (ii) Disability of  Participant.  With respect to Options that are Incentive Stock Options at the time of grant, notwithstanding the provision of Section 10.(a)(i) above, in the event of termination of a Participant's Continuous Status as an Employee as a result of his total and permanent disability (as defined



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            in Section  22(e)(3) of the Code),  he may,  but only within  twelve
            (12) months following the date of termination (but in no event later than the date of expiration of the term of the Incentive Stock Option as set forth in Section 7 hereof), exercise his Incentive Stock Option to the extent he was entitled to exercise it at the date of termination. To the extent that he was not entitled to exercise the Incentive Stock Option at the date of termination, or if he does not exercise the Incentive Stock Option (which he was
            entitled  to  exercise)  within  the  time  specified  herein,   the
            Incentive Stock Option shall terminate.

                  (iii) Death of  Participant.  With respect to Options that are
            Incentive Stock Options at the time of grant, in the event of the death of a Participant:

                        (A) who is at the time of his death an  Employee  of the
                  Company and who shall have been in Continuous Status as an Employee since the date of grant of the Incentive Stock Option, the Incentive Stock Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of the Incentive Stock Option as set forth in Section 7 hereof), by the Participant's estate or by a person who acquired the right to exercise the Incentive Stock Option by bequest or inheritance, but only to the extent that the Participant had the right to exercise the Incentive Stock Option at the date of death; or

                        (B) which occurs within three (3) months after the termination of Continuous Status as an Employee, the Incentive Stock Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of the Incentive Stock Option as set forth Section 7 hereof), by the Participant's estate or by a person who or entity which acquired the right to exercise the Incentive Stock Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  (iv) Right to Repurchase;  Refund of Benefit.  Unless approved in writing by the Board or otherwise provided in the agreement reflecting the Incentive Stock Option, if

                      (A) The Participant (1) voluntarily  terminates employment with the Company or the Participant's employment is involuntarily terminated for nonperformance of duties and (2) the Participant subsequently becomes, directly or indirectly, a sole proprietor, partner, stockholder, officer, director, employee, independent contractor, or consultant of or to any business which is related to the contract or common carriage of goods; or

                      (B) The Participant's employment is involuntarily terminated for (or voluntarily terminates because of) gross misconduct, fraud, embezzlement, theft, or breach of any fiduciary duty to the Company



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                  (each of (A) and (B) a  "Triggering  Event"),  then the option
                  (meaning an Option that was an Incentive Stock Option at the time of grant), to the extent not already exercised, shall
                  immediately   terminate.   In  addition,  the  Board,  in  its
                  discretion, may repurchase each Share issued in respect of an exercised Incentive Stock Option for the Fair Market Value on the date of grant if a Triggering Event occurs any time within up to three years after the Option for such Optioned Stock was
                  exercised  by  the  Participant,   such  period,   within  the
                  prescribed  three years,  being  determined by the Board.  The
                  Company  shall  exercise  its  rights   hereunder  by  written
                  notification to the Participant to be given within 180 days after the Board becomes aware of the Triggering Event. If a Triggering Event occurs and the Participant has already disposed of all or some of the Shares, the Board may demand, and the Participant shall pay to the Company, the difference between the Fair Market Value on the date of grant and the Fair Market Value on the date of exercise.

                  (v) Termination of Option Period.  Notwithstanding anything in the Plan to the contrary, all Incentive Stock Options to the extent not already exercised shall terminate upon expiration of a term equal to ten (10) years from the date of grant, subject to adjustment under Section 7.

            (b)   Certain Conditions Affecting Restricted Stock Awards.

                  (i) Restriction. Except as provided in Section 10.(b)(iii), at the time of an Award of Restricted Stock, the Board may establish in its discretion, for each Participant a vesting schedule and a period of time ("Restricted Period") during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as hereinafter provided. Except for such restrictions as may be provided in the Restricted Stock agreement or notice and subject to this Subsection 10.(b), the Participant shall have all rights of a stockholder with respect to such Restricted Stock. The Board, in its discretion, may accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period or remove any or all of such restrictions, as it deems appropriate.

                  (ii) Registration and Redelivery of Restricted Stock. Each certificate of Restricted Stock shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company. During the Restricted Period, the Restricted Stock shall remain in the possession of the Company. At the end of the Restricted Period, the Company shall redeliver to the Participant (or the Participant's legal representative or personal representative) the certificates of Common Stock deposited pursuant to this Subsection 10.(b)(ii). The Common Stock so delivered to the Participant shall no longer be subject to the provisions of this Subsection 10.(b).




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                  (iii)  Termination of Employment.  Unless the Restricted Stock
            agreement   or  notice   otherwise   provides,   in  the  event  the
            Participant's employment with the Company and/or its Subsidiaries or Parent is terminated for reasons other than death, total and permanent disability (as defined in Section 22(e)(3) of the Code), or retirement after the age of 65, all Restricted Stock awarded to such Participant which is still subject to restriction shall be forfeited. For the purposes of this Subsection 10.(b)(iii), the forfeiture period for each Award of Restricted Stock shall be separately  calculated  from  the  date  of the  Award.  Unless  the
            Restricted  Stock  agreement  or  notice  otherwise  provides,   the
            restrictions contained in Subsection 10.(b)(i) shall terminate on the Participant's death, total and permanent disability (as defined in Section 22(e)(3) of the Code), or attainment of age sixty-five
            (65).

            (c)   Certain Conditions Affecting Reload Options.

                  (i)    Non-Qualification    as   Incentive    Stock    Option.
            Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an Incentive Stock Option.

                  (ii) Reload Option Amendment.  Each Incentive Stock Option and
            Nonstatutory Stock Option agreement or notice shall state whether the Board has authorized Reload Options with respect to the underlying options. Upon the exercise of an underlying option, any additional Reload Option must be evidenced by an amendment to the underlying agreement or notice or by a new notice from the Board.

                  (iii) Termination of Employment.  No additional Reload Options shall be granted to Participants when Options are exercised pursuant to the terms of this Plan following termination of the Participant's employment.

                  (iv) Application Sections.  Applicable sections of the Plan or written notice or agreement regarding the manner of payment, restrictions, death, retirement, total or permanent disability (as defined in Section 22(e)(3) of the Code) of the Participant, and similar provisions relating to the underlying Option, are incorporated by reference in this Subsection 10.(c) as though fully set forth herein.

            (d) Certain Conditions Affecting Other Stock Based Awards and Other Benefits. Unless the agreement or notice relating to the Other Stock Based Awards or Other Benefits otherwise provides, except in the event of the Participant's death, total or permanent disability (as defined in Section 22(e)(3) of the Code), or retirement after attaining age 65, in the event that the Participant terminates employment with the Company and/or its Subsidiaries or Parent prior to the time benefits become payable pursuant to Awards of Other Stock Based Awards or Other Benefits, such Awards shall be immediately forfeited. Unless the agreement or notice relating to the Other Stock Based Awards or Other Benefits otherwise provides, in the event of the Participant's death, total or permanent disability (as



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      defined in Section  22(e)(3) of the Code),  or retirement  after attaining age 65, the Company shall pay to the Participant (or the Participant's legal representative or personal representative) the amount that would have been payable to the Participant had the Participant satisfied all of the requirements contained in the agreement relating to such Award calculated as of the date of the occurrence of an event described in this sentence.

      11. Transferability of Options. Except with Board approval and otherwise in accordance with applicable provisions of the Code and SEC rules and regulations, all Awards may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Following transfer, the Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Participant" shall be deemed to refer to the transferee.

      12.   Adjustments Upon Certain Changes.

            (a) In the event of any change in the outstanding Common Stock by reason of a stock split, stock dividend, combination, reclassification, or exchange of Common Stock, recapitalization, merger, consolidation, or other similar event, the shares of Common Stock authorized hereunder and outstanding Awards, as applicable, shall be proportionately adjusted by the Board in its sole discretion and any such judgment shall be binding and conclusive on all persons. Provided, however, in the case of Incentive Stock Options, no such adjustment shall be made if the result thereof would be that the excess of (i) the aggregate Fair Market Value of the new or substituted shares over (ii) the aggregate exercise price of such shares is more than (x) the excess of the aggregate Fair Market Value of all shares subject to the Option immediately before such substitutions or assumption over (y) the aggregate exercise price of such shares, or that the new Option or the assumption of the old Option gives the Participant additional benefits which the Participant did not have under the old Option.

            (b) Notwithstanding anything in the Plan to the contrary, if any person, corporation, or other entity or group thereof other than David and Jacquelyn Parker and Clyde and Elizabeth Fuller, and entities controlled by them (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Exchange Act and the rules and regulations promulgated thereunder) of Shares which, when added to any other Shares the beneficial ownership of which is held by the Acquiror, shall have more than 50% of the votes that are entitled to be cast at meetings of stockholders, any portion of an Award that was not currently exercisable or vested prior to the date of the Acquisition shall become fully exercisable or vested immediately, as appropriate. In the case of Options, the Participant may elect, during the period commencing on the date of the Acquisition and ending at the closing of business on the thirtieth (30th) day following the date of the Acquisition, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Subsection 12.(b) shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.



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            (c)  Notwithstanding  anything in the Plan to the  contrary,  in the event of a proposed dissolution or liquidation of the Company, all Awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, all Awards shall be assumed or equivalent Awards shall be substituted by such successor corporation, unless the Board determines that the Participant shall (i) have the right to exercise the Option as to all the Common Stock subject to the Option or (ii) receive the fully vested Award. If the Board makes the Option fully exercisable, the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice (but not later than the expiration of the Option term), and the Option will terminate upon the expiration of such period. In the event the thirtieth (30th) day referred to in this Subsection 12.(c) shall fall on a day that is not a business day, then the thirtieth (30) day shall be the next following business day.

      13. Time of Granting Awards. The date of grant of an Award, for all purposes, shall be the date on which the Board makes the determination granting that Award or such other effective date as the Board may specify in its grant of the Award. Notice of the determination shall be given to each Employee or Consultant to whom an Award is so granted within a reasonable time after the date of such grant and such notice or the Award agreement shall be effective as of the date of the grant.

      14.   Amendment and Termination of the Plan.

            (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable, unless otherwise required by any applicable laws.

            (b) Effect of Amendment or Termination. Any amendment or termination of the Plan shall not affect Awards already granted and those Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

      15. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise or grant of an Award unless the exercise or grant of such Award and the issuance and delivery of Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act and the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Board may require any person receiving Common Stock hereunder to acknowledge that such Common Stock is being acquired for investment purposes and not with a view for resale or distribution and such Common Stock shall not be sold or transferred unless in accordance with applicable law and regulations. If the Company, as part of an offering of securities or otherwise, finds it desirable because of legal or regulatory requirements to reduce the



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period during which Options may be exercised,  the Board may, in its  discretion and without the holders' consent, so reduce such period on not less than fifteen
(15) days' written notice to the holders thereof.

      16. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available the number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance or sale of any Shares under the Plan, shall relieve the Company of any liability in respect of the failure to issue or sell the Shares as to which the requisite authority shall not have been obtained.

      17. Award Agreement. Awards shall be evidenced by written agreements or notices in form as the Board shall approve.

      18.   Tax Withholding.

          (a) The Board shall have sole discretion whether to withhold stock sufficient to satisfy any withholding or other tax due with respect the exercise of an Option, the vesting of Restricted Stock, or any similar transaction under the Plan, or to demand such amounts in cash. Any tax withholding effected in shares of Common Stock must comply with all applicable laws.

          (b) Notwithstanding anything in the Plan to the contrary, the Participant acknowledges that under certain circumstances, including but not limited to a "disqualifying disposition" of an Incentive Stock Option under Section 422(a)(i) of the Code, the Participant may recognize ordinary income which, for tax purposes, is considered payment of wages for services. As a result, the Company may have certain tax withholding and reporting obligations. The Company shall not be obligated to issue any stock certificate upon the exercise of the right to purchase, or the transfer of, Shares until the Participant has delivered sufficient funds to cover all income, FICA, FUTA, and other applicable tax withholding. The Participant shall notify the Company of any disqualifying disposition of Shares underlying the Option (currently, any disposition within two years of the date of grant or one year of the exercise date or cashless exercise with shares underlying the Option tendered in payment) and take all actions necessary for the Company to obtain a tax deduction if compensation income is deemed to result from any exercise or disposition. The Participant shall indemnify and hold the Company harmless against any loss it may experience as a result of the Participant's failure to comply with this subsection. At the Board's sole discretion, to satisfy the Company's withholding obligations, the Company may retain such number of shares of Common Stock subject to the exercised Option which have an aggregate Fair Market Value on the date of exercise equal to the Company's aggregate federal, state, local, and foreign tax withholding obligations as a result of the exercise of the Option by the Participant. The Board may consider the Participant's preference in making such determination, but the Participant acknowledges



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      that the  Board is under no  obligation  to follow  or even  consider  the
      Participant's preference.

      19. Non-Uniform Determinations. The Board's determinations, including without limitation, (a) the Participants' right to receive Awards, (b) the form, amount, and timing of Awards, (c) the terms, conditions, and provisions of Awards (including vesting and forfeiture provisions), and (d) the agreements or notices evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

      20. Indemnification. Directors shall be indemnified and held harmless by the Company from any loss, liability, or expense that may be imposed upon or incurred by such present or past Director in connection with or resulting from any claim, action, or proceeding in which the Director is involved by reason of any action taken or failure to act under the Plan; provided such Director shall give the Company an opportunity, at its own expense, to defend the same. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter or law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

      21. Requirements of Law. Awards, agreements, notices, and the issuance of shares of Common Stock shall be subject to applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges or quotation systems as may be required.

      22.   Miscellaneous.

            (a) Participant Not a Stockholder. The Participant shall not be deemed for any purposes to be a stockholder of the Company with respect to an Award except to the extent that a stock certificate has been issued (as evidenced by the appropriate entry on the books of the Company) or of a duly authorized transfer agent of the Company and, if applicable, the Option exercised and payment made.

            (b) Disputes or Disagreements. The Participant agrees, for himself and his personal representatives, that any disputes or disagreements which arise under or as a result of this Plan or any agreement hereunder shall be determined by the Board in its sole discretion, and any interpretation by the Board of the terms of this Plan or any Agreement shall be final, binding, and conclusive.

            (c) Notices. Any notice to be given hereunder ("Notice") shall be addressed to the Company in care of its Treasurer at 400 Birmingham Highway, Chattanooga, Tennessee 37419, or at its then current corporate headquarters. Notice to be given to the Participant shall be addressed to him or her by hand delivery or at his or her then current residential address as appearing on the payroll records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt



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      requested,  in a post office or branch post office regularly maintained by the United States Government.

            (d) Exercise of Incentive Stock Option. Subject to the terms and conditions of the Plan and any agreement reflecting the grant of Incentive Stock Option, such Option may be exercised only by completing and signing a written notice in substantially the following form:

            I hereby exercise [all/part of] the Incentive Stock Option granted to me by Covenant Transport, Inc. on ____________ (date of grant), and elect to purchase ____________ (______) shares of the Company's Class A Common Stock for $________ per share, representing the Fair Market Value on the date of grant.






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